Exhibit 10.1

Stock Purchase Agreement

BY AND AMONG

ACE CONSULTING MANAGEMENT, INC.

AND

THE SELLERS

AS LISTED ON SCHEDULE I

AND

The Purchasers

as listed on Schedule iI

Dated as of July 30, 2014

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, (this “Agreement”) is made this 30th day of July, 2014, by and among the Sellers listed on Schedule I (each a “Seller” and, collectively, the “Sellers”), the Purchasers listed on Schedule II (each a “Purchaser” and, collectively, the “Purchasers”), and ACE Consulting Management Inc., a Delaware corporation (the “Company”). The Sellers, the Company, and the Purchasers may be referred to herein each as a “Party” and collectively, as the “Parties”.

WITNESSETH:

WHEREAS, the Sellers are the record owners of 29,316,924 shares (the “Shares”), representing approximately 90% of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, pursuant to the terms and conditions of this Agreement, Sellers desire to sell to the Purchasers and the Purchasers desire to purchase from the Sellers all of the Shares (the “Acquisition”), for an aggregate purchase price of $500,000 (the “Purchase Price”), which includes related consulting fee, legal fee, auditing fee, and follow on expenses.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

Article I
SALE OF SECURITIES

1.01 Purchase and Sale. Subject to and upon the terms and conditions of this Agreement, on the Closing Date (defined below), the Sellers shall sell, assign, transfer, convey, and deliver to Purchasers, and Purchasers shall purchase from the Sellers, the Shares.

1.02 Purchase Price. Subject to and upon the terms and conditions of this Agreement, on the Closing Date, the Purchasers shall pay to the Sellers, in full payment for the Shares and in reliance upon the representations and warranties made herein by the Sellers, the Purchase Price to the Sellers.

1.03 Closing.

(a) The sale and delivery of the Shares to Purchasers, the payment of the Purchase Price to Sellers, and the consummation of the other respective obligations of the parties hereto contemplated by this Agreement will take place at a closing (the “Closing”), which will take place at a mutually acceptable location and date (the “Closing Date”).

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(b) At the Closing:

(i) The Sellers shall deliver to the Purchasers a certificate (or certificates) for the Shares, along with a fully executed stock power duly endorsed in form for transfer to the Purchasers.

(ii) The Purchasers shall pay to the Sellers the net Purchase Price for the Shares.

(c) At and at any time after the Closing, the Parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

(d) All representations, covenants and warranties of the Purchasers and Sellers contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.

Article II
REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND COMPANY

Sellers and the Company represent and warrant to the Purchasers, jointly and severally, the following:

2.01 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties and assets and carry on its business as now being conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in the every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary. All actions taken by the incorporators, directors and/or shareholders of the Company have been valid and in accordance with the laws of the State of Delaware.

2.02 OTCBB Listing. The Common Stock is included for quotation on the OTCBB, under the symbol “ACMG.”

2.03 Authorization; Enforcement; Validity.

(a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other agreements to be entered into by the Parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”). The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, has been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

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(b) Sellers have all requisite power, authority and legal capacity to execute and deliver this Agreement and all other Transaction Documents to which Sellers are a party and to perform the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Sellers and constitutes a valid and binding obligation of the Seller, enforceable against Sellers in accordance with its terms. At Closing, all other Transaction Documents to be executed and delivered by Sellers shall have been duly executed and delivered by Seller. All other Transaction Documents executed and delivered by Sellers shall constitute valid and binding obligations of Seller, enforceable against Sellers in accordance with their terms.

2.04 Capital. The Company is authorized to issue an aggregate number of fifty million (50,000,000) shares of Common Stock. At the present time, 32,574,360 shares of Common Stock are issued and outstanding. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. Sellers are the lawful record and beneficial owner of the Shares. All outstanding shares of Common Stock, including the Shares, are free of liens, encumbrances, security interests, pledges, charges, clouds on title, options, restrictions and legal or equitable rights of any persons including, but not limited to, rights of first refusal, pre-emptive and/or similar rights (collectively, “Encumbrances”). There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Sellers and/or Company to issue or to transfer any shares of its capital stock and other than the Acquisition nor does Sellers have any such obligation with respect to their Shares. None of the outstanding shares of Common Stock are subject to any stock restriction agreements and/or rights of first refusal, pre-emptive or similar rights. All of the issued and outstanding capital stock of the Company has been issued in compliance with all applicable law, including, but not limited to, all state securities Laws. All of the shareholders have valid title to such shares and acquired their shares in compliance with all applicable laws, including, but not limited to, all state securities Laws. Sellers have delivered to Purchaser a true and correct list of shareholders as of the Closing Date certified by the Company’s transfer agent listing the name, address and amount of shares of Common Stock owned by each shareholder. There are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind which are outstanding or to which the Company is a party or by which it is bound (x) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company, (y) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (z) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Company.

2.05 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

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2.06 SEC Documents; Financial Statements. The Company is required under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has timely (including within any additional time periods provided by Rule 12b-25 under the Exchange Act) filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the Closing Date, all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, all amendments thereto and all schedules and exhibits thereto and to any such amendments being hereinafter referred to as the “SEC Documents”). The Company has delivered to Purchaser true, correct and complete copies of the SEC Documents not available on the SEC’s EDGAR system. Except as corrected by subsequent amendments thereto, as of their respective filing dates, the SEC Documents (and the Registration Statement (as defined below), the Amended Registration Statement (as defined below), and each prospectus forming a part thereof), complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents (and the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder as to the Registration Statement (and the prospectus forming a part thereof) and the Amended Registration Statement (and the prospectus forming a part thereof). As of their respective filing dates, none of the SEC Documents (and/or the Registration Statement (and the prospectus forming a part thereof), and the Amended Registration Statement (nor the prospectus forming a part thereof)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents (and the Registration Statement (and the prospectus forming a part thereof), and the Amended Registration Statement (and the prospectus forming a part thereof), (collectively, the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.07 Indebtedness. Except as disclosed in the SEC Documents, the Company has no liabilities, obligations and/or indebtedness of any nature (absolute, accrued, direct, indirect, contingent or otherwise) that were to be disclosed in the SEC Documents. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.

2.08 Litigation. Neither Sellers nor the Company is a party to any direct and/or indirect litigation, arbitration and/or other proceedings and neither Sellers nor the Company is aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Company, the Sellers and/or the Shares. To the best of knowledge of the Sellers and the Company, there is no dispute of any kind between the Company and any third party. As of the Closing Date, the Company will be free from any and all liabilities, liens, claims and/or commitments. The Company is not a party to any suit, action, arbitration, or legal administrative or other proceeding, or pending governmental investigation. To the best knowledge of the Sellers, there is no basis for any action or proceeding and no such action or proceeding is threatened against the Company. The Company is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

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2.09 Taxes/Tax Returns. Taxes. (a) All Tax Returns, as hereinafter defined, required to be filed by the Company on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time have been or will be prepared in good faith and timely filed with the appropriate Governmental Entity on or prior to the Effective Time or by the due date thereof including extensions.

(b) All “Taxes”, as hereinafter defined, that are required to be paid have been or will be fully paid.

(c) The Company has not waived any statute of limitations with respect to federal and state income Taxes or agreed to any extension of time with respect to federal income or state Tax assessment or deficiency.

(d) As of the date hereof, there are not pending or, to the knowledge of the Company, threatened any audits, examinations, investigations or other proceedings in respect of matters of Tax that (i) were raised by any taxing authority in a written communication to the Company or any thereof; and (ii) would, if determined adversely to the Company, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.10 No Conflicts. The execution and delivery of this Agreement and the other Transaction Documents by the Sellers and the Company and the performance by the Sellers and the Company of their respective obligations hereunder and thereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Company, the officers, directors and/or Sellers are a party, or by which any other such persons may be bound, nor will any consents or authorizations of any party be required, (b) an event that would cause the Company (and/or assigns) or any Sellers to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Company or upon the Shares.

2.11 Compliance with Laws. Sellers and the Company have complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation pertaining. Sellers and the Company have complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.

2.12 Closing Documents. All minutes, consents or other documents pertaining to the Company to be delivered at the Closing shall be valid and in accordance with the laws of Delaware.

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2.13 Title. The Sellers have good, clean and marketable title to all of the Shares. The Shares are free and clear of and from all Encumbrances, except for restrictions on transfer imposed by federal and state securities laws. None of the Shares are or will be subject to any voting trust or agreement nor subject to any rights of first refusal, pre-emptive or similar rights. No person holds or has the right to receive any proxy or similar instrument with respect to any of the Shares. Sellers are not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Purchaser, impair, restrict or delay voting rights with respect to the Shares.

2.14 No Rights. Sellers acknowledge and understand that as of the date of this Agreement and following the sale of the Sellers’ Shares to Purchasers, Sellers will have no rights to, directly or indirectly beneficially own, have the right to acquire, authorize the sale of, vote, receive dividends, or have any claims or any rights, including voting rights, relating to such Shares.

2.15 Future Appreciation. Sellers acknowledge and understand that as a result of the sale of the Sellers’ 29,316,924 Shares, Sellers will be foregoing any opportunity Sellers may have to realize appreciation in the value of the Company and/or the Shares.

2.16 Representations. All representations and warranties shall be true as of the Closing.

2.17 Contract and Leases; Liabilities; Properties; Employees. The Company, except as stated in the SEC Documents: (i) has no assets; (ii) conducts no business; (iii) is not a party to any contract, agreement or lease; (iv) has no liabilities (absolute, accrued, contingent or otherwise); (v) owns no property (real, personal or otherwise); (vi) has no employees, other than the Sellers; and/or (vii) has no directors, other than the Sellers.

2.18 Brokers. There is no broker, finder or investment banker or other Person entitled to any brokerage, finder’s, investment banking or other similar fee or commission in connection with the transactions contemplated by this Agreement.

2.19 No Other Agreements to Sell. Company has no obligation, absolute or contingent, legally binding or otherwise to any other ‘Person’, as hereinafter defined, to sell any portion of its assets, to sell any portion of its capital stock or other ownership interests or to affect any merger, consolidation or other reorganization of itself or to enter into any agreement with respect thereto.

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2.20 Absence of Certain Changes or Events. (a) Company has not (i) amended its Certificate of Incorporation or by-laws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any change in its method of management, operation, or accounting; (v) entered into any transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

(b) Company has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Company’s balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights, (v) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(c) Company has no assets, liabilities or accounts payable of any kind or nature, actual or contingent, in excess of $10,000 in the aggregate as of the Closing Date.

Article III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

3.01 Acquisition for Investment. The Purchasers are acquiring the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. The Purchasers do not have a present intention to sell the Shares, nor a present arrangement (whether or not legally binding) or intention to affect any distribution of the Shares to or through any person or entity. The Purchasers acknowledge that it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and to the officers of the Company and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Seller.

3.02 Sophistication. The Purchasers are sophisticated investors, as described in Rule 506(b)(2)(ii) promulgated under the Securities Act and has such experience in business and financial matters that it is capable of evaluating the merits and risk of an investment in the Company.

3.03 Opportunities for Additional Information. The Purchasers acknowledge that such Purchasers have had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchasers’ personal knowledge of the Company’s affairs, such Purchasers have asked such questions and received answers to the full satisfaction of such Purchasers, and such Purchaser desires to invest in the Company.

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3.04 Rule 144. The Purchasers understand that the Shares may not be offered for sale, sold, assigned or transferred unless such Shares are registered under the Securities Act or an exemption from registration is available. The Purchasers acknowledge that such Purchasers are familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such persons have been advised that Rule 144 permits resale only under certain circumstances. The Purchasers understand that to the extent that Rule 144 is not available, Purchasers will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

3.05 Legends. The Purchasers hereby agree with the Company that the Shares will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE SELLERS AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE SELLERS, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

3.06 Additional Legend; Consent. Additionally, the Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. The Purchasers consent to the Company making a notation on its records or giving instructions to any transfer agent of Shares in order to implement the restrictions on transfer of the Common Shares.

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Article IV
CLOSING CONDITIONS; CLOSING DELIVERIES; POST CLOSING COVENANTS

4.01 Conditions of Purchaser’s Obligations at Closing. The obligation of Purchasers to purchase and pay for the Shares at the Closing is subject to the fulfillment as of the Closing Date of the following conditions, to the Purchasers’ satisfaction or waiver in its sole and absolute discretion:

(a) Representations, Warranties; Obligations. The Sellers’ and the Company’s representations and warranties contained in this Agreement shall be true, complete and correct at and as of the Closing Date (both immediately prior to and immediately after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents) and the Sellers and the Company shall have duly performed and complied with all covenants and obligations required by this Agreement or the other Transaction Documents to be performed or complied with by it on or before the Closing Date.

(b) Absence of Litigation. No action or proceeding shall be pending or ongoing by or before any court or other governmental or administrative body or agency (i) seeking to restrain, enjoin, prohibit or invalidate any of the transactions contemplated by this Agreement and the other Transaction Documents, (ii) to deregister the Common Stock, (iii) to make the Common Stock not DTC eligible, or (iv) to remove the Common Stock from the OTCBB.

(c) No Changes. No change has occurred since the filing of the Company’s last Annual Report on Form 10-K with the SEC that the Purchaser believes could affect the Company.

(d) Certain SEC Filings. The Company shall have filed with the SEC through and including the Closing Date, all periodic reports required to be filed by it under SEC rules and regulations including, but not limited to (i) all Current Reports on Form 8-K, and (ii) all Quarterly Reports on Form 10-Q.

(e) Sellers’ and the Company’s Closing Deliveries. The Sellers and the Company shall have delivered to Purchasers all of the following documents and instruments:

(i) this Agreement and the other Transaction Documents to which the Sellers and the Company are a party, duly executed by Sellers and the Company;

(ii) stock certificate or certificates representing the Shares, along with stock powers with signature guarantee acceptable to the Company’s transfer agent, representing the Shares, endorsed in favor of the name or names as designated by Purchaser or left blank, as may be requested by the Purchaser;

(iii) executed resignation letters from Alex Jen resigning as the sole officer of the Company, effective as of the Closing Date. Alex Jen shall remain as Director of the Company;

(iv) executed resignation letters from Gary A. Tickel resigning as Director of the Company, effective as of the Closing Date;

(v) executed resolutions of the Company’s board of directors appointing Henry Lee as a Director, President, Chief Executive Officer and Chief Financial Officer of the Company, effective as of the Closing Date;

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(vi) all of the original business and corporate records of the Company, including, but not limited to, correspondence (including correspondence with FINRA, the SEC, State securities regulators, blue sky filings and all other regulatory and governmental entities) files, bank statements, the Articles of Incorporation (filed with the Secretary of State of the State of Delaware in September 2003, which Certificate of Incorporation have not been amended) and the By-Laws (which have not been amended) of the Company, checkbooks, savings account books, minutes of shareholder and directors meetings or written consents, financial statements, shareholder listings, stock transfer records, agreements and contracts that exist and such other documents as the Purchaser shall reasonably request;

(vii) correspondence relating to listing of the Company’s Common Stock on the OTCBB;

(viii) all correspondence and documents with and between the Company and its auditors;

(ix) certificate of Good Standing from the Secretary of State of Delaware dated within five (5) business days of the Closing Date;

(x) current certified shareholder list from the Company’s transfer agent;

(xi) the Company’s EDGAR filing codes;

(xii) all other books and records of the Company, including bank statements, bank records and DTC Reports; and

such other documents of the Company as may be reasonably required by Purchasers which shall not cause the Sellers unreasonable hardship;

4.02 Conditions of Sellers’ and the Company’s Obligations at Closing. The obligation of the Sellers and the Company to complete the Acquisition and sell the Shares to the Purchasers is subject to the fulfillment as of the Closing Date of the following conditions, to Seller’s satisfaction or waiver in their sole and absolute discretion:

(a) Representations, Warranties; Obligations. Each of the Purchasers’ representations and warranties contained in this Agreement shall be true, complete and correct at and as of the Closing Date (both immediately prior to and immediately after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents) and the Purchasers shall have duly performed and complied with all covenants and obligations required by this Agreement or the other Transaction Documents to be performed or complied with by it on or before the Closing Date.

(b) Absence of Litigation. No action or proceeding shall be pending or ongoing by or before any court or other governmental or administrative body or agency seeking to restrain, enjoin, prohibit or invalidate any of the transactions contemplated by this Agreement and the other Transaction Documents.

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(c) Purchasers’ Closing Deliveries. Purchasers shall have delivered to Sellers all of the following documents and instruments:

(i) this Agreement and the other Transaction Documents to which the Purchasers are a party, duly executed by the Purchasers; and

(ii) the Purchase Price.

4.03 Post-Closing Covenants.

(a) Filings with Government Agencies. No later than the last day required by SEC rules and regulations from the Closing Date, the Purchasers shall file the Current Report on Form 8-K with the SEC, disclosing the Acquisition, the change of control of the Company and such other items required to be disclosed pursuant to SEC rules and regulations.

Article V
REMEDIES

5.01 Termination. In addition to any other remedies, the Purchasers may terminate this Agreement, if at the Closing, the Sellers have failed to comply with all material terms of this Agreement, including but not limited to, all conditions to Closing as set forth in Section 4.01 hereof, has failed to supply any documents required by this Agreement unless they do not exist, or has failed to disclose any material facts which could have a material adverse effect on the Company, or on Purchasers’ acquiring good title to the Shares, or on any part of this transaction. The Sellers may terminate this Agreement, if at the Closing, the Purchasers have failed to comply with all material terms of this Agreement, including but not limited to, all conditions to Closing as set forth in Section 4.02 hereof, have failed to supply any documents required by this Agreement unless they do not exist.

5.02 Indemnification. From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses including, but not limited to, legal fees and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein including any representation and/or warranty, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.03 Indemnification Non-Exclusive The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

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Article VI
MISCELLANEOUS

6.01 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02 Amendments. This Agreement and any provision hereof, may be waived, changed, modified, or discharged, only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

6.04 Entire Agreement. This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the parties hereto, and supersede all prior agreements and understandings.

6.05 Partial Invalidity. In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of the Agreement. If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.06 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties.

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6.07 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to the Purchaser:

To the names and addresses as listed on Schedule I.

If to the Sellers:

To the names and addresses as listed on Schedule II.

If to the Company:

ACE Consulting Management, Inc.

923 East Valley Blvd, Suite 103B

San Gabriel, CA 91776

Attn: Alex Jen, President

Phone: (626) 307-2273

With a copy to (which shall not constitute notice):

Szaferman Lakind Blumstein & Blader, PC

101 Grovers Mill Road

Second Floor

Lawrenceville, NJ 08648

Attn: Gregg E. Jaclin, Esq.

Phone: (609) 275-0400

Fax: (609) 555-0969

6.08 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the Parties to this Agreement

6.09 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement for a period of three (3) years.

6.10 Mutual Cooperation. The Parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

6.11 Governing Law. This Agreement shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of Delaware without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements.

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ARTICLE VII

ADDITIONAL AGREEMENTS

8.1 Expenses. Whether or not this Agreement is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the Party incurring such expenses.

8.2 Review of Information. Subject to applicable laws relating to the exchange of information, each Party shall have the right to review in advance, and to the extent practicable, each will consult with the other about all information relating to that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with this Agreement. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable.

[Signature Page to Follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the date first written above.

SELLERS:

/s/ Chi Ming Chen
Chi Ming Chen

/s/ Alex Jen
Alex Jen

/s/ Shu Chyn Suen
Shu Chyn Suen

/s/ Esther Pranolo
Esther Pranolo

THE COMPANY:

ACE CONSULTING MANAGEMENT INC.

By:	/s/ Alex Jen
Name:	Alex Jen
Title:	President

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PURCHASERS:

/s/ Wen-Ling Chen
Wen-Ling Chen

/s/ Ting-Wei Lee
Ting-Wei Lee

Rostar International Holdings Ltd.

/s/ Chang Jung Lee
Name:	Chang Jung Lee
Title:

Ever Gold Inc.

/s/ Chang Jung Lee
Name:	Chang Jung Lee
Title:

Pan Asia Holding Corp.

/s/ Henry Lee
Name:	Henry Lee
Title:

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SCHEDULE I

Sellers

Seller Name	Number of Shares
Chi Ming Chen C/O 923 E. Valley Bl. #106 San Gabriel, CA 91776	17,960,000
Alex Jen 711 N. 1st Ave. Arcadia, CA 91006	5,200,000
Shu Chyn Suen 18913 E. Bently Pl. Rowland Hts, CA 91748	5,000,000
Esther Pranolo 2115 Sherwood Road San Marino, CA 91108	1,156,924

Total	29,316,924

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SCHEDULE II

Purchasers

Name	# of Shares
Wen-Ling Chen 3FL, No.4 Alley 22, Lane 40 Yixing Street, Xizhi District New Taipei City, Taiwan	1,465,846
Ting-Wei Lee 4 FL, No.4 Alley 35, Lane 179 Nei Hu Road., Sec.2 Taipei, Taiwan	1,759,015
Rostar International Holdings Ltd. Unit D, 5/F, No.430-436 Nathan Road Kowloon, Hong Kong Attn: Chang Jung Lee	2,345,354
Ever Gold Inc. 4FL-2, No.34, lane 253 Nei Hu Road, Sec.2 Taipei, Taiwan Attn: Chang Jung Lee	879,508
Pan Asia Holding Corp. 8FL, No. 167 Chang An E. Road., Sec 2 Taipei, Taiwan Attn: Henry Lee	22,867,201

Total	29,316,924

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